Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS THIRD QUARTER 2020 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, November 4, 2020 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the third quarter ended September 30, 2020.
THIRD QUARTER 2020 HIGHLIGHTS

•Q3 2020 consolidated net income (including non-controlling interest) of $38.8 million, consolidated adjusted net income (as defined and reconciled below) of $39.4 million
•Consolidated Adjusted EBITDA (as defined and reconciled below) of $71.3 million
•Board of Directors of Rattler's general partner approved a cash distribution for the third quarter of 2020 of $0.20 per common unit ($0.80 annualized); implies a 13% annualized yield based on the November 3, 2020 unit closing price of $6.23
•Board of Directors of Rattler's general partner also approved an up to $100 million common unit repurchase program in conjunction with the reduction in the quarterly distribution from $0.29 to $0.20; repurchase program will be executed with a combination of cash on hand and cash flow from operations, including anticipated cash available as a result of the reduction in the quarterly distribution
•Q3 2020 cash operated capital expenditures of $33.4 million
•Q3 2020 average produced water gathering and disposal volumes of 763 MBbl/d, down 10% from Q3 2019 and down 1% from Q2 2020
•Q3 2020 average sourced water volumes of 204 MBbl/d, down 47% from Q3 2019 and up 161% over Q2 2020; 34% of total sourced water volumes in Q3 2020 sourced from recycled produced water
•Q3 2020 average crude oil gathering volumes of 91 MBbl/d, up 2% over Q3 2019 and flat from Q2 2020
•Q3 2020 average gas gathering volumes of 120 BBtu/d, up 31% over Q3 2019 and up 12% over Q2 2020

“Rattler operations in the third quarter of 2020 stabilized after the interruption caused by the historic commodity price volatility in the second quarter of 2020. With Diamondback returning completion activity to stem production declines, and Rattler having adjusted its own operations to this new level of completion and production activity, the third quarter of 2020 offers a new baseline view of Rattler's volumes and earnings potential after the downturn experienced in the first half of the year,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “Looking to the fourth quarter of 2020 and into 2021, Rattler will continue to reduce operated capex towards its goal of approximately half of 2020 levels, representing less than a third of 2019 operated capex. Combined with our equity method joint venture build cycle nearing its end and inflecting from a net outflow of capital contributions to a net inflow of cash distributions, this stabilized volume outlook presents meaningful free cash generation even in this depressed commodity price environment. We believe the combination of low leverage, current free cash flow generation and long term asset value supported by approximately 14 years of remaining contract life with a premier low cost domestic operator should be attractive not only within the energy industry, but against the broader investment universe. Regardless, we will continue to focus on what we can control, which is continuing to reduce operating and capital costs while providing our services at the highest level of efficiency and maintaining the highest standards of safety and environmental responsibility."

Mr. Stice further stated, "Rattler’s Board has authorized a $100 million common unit repurchase program to be executed through year-end 2021. This program will be funded with cash on hand and cash flow from operations, including with cash anticipated to be available from the announced reduction in the amount of our quarterly distribution. This change in capital allocation is not a change in Rattler’s strategy and is not a buy-in of Rattler by Diamondback, but is simply meant to capitalize on the opportunity presented by the disconnect between the fundamentals of Rattler’s forward outlook versus the market today. We believe that repurchasing units at these prices presents a return better than or comparable to the best capital projects in our plan, and we intend to repurchase units on a leverage neutral basis. We believe we can repurchase a significant percentage of our public float while continuing to pay a distribution with a double-digit yield at today’s prices, all while maintaining a best-in-class balance sheet for a midstream operator."

OPERATIONS AND FINANCIAL UPDATE

During the third quarter of 2020, the Company recorded total operating income of $44.1 million, an increase of 55% compared to the second quarter of 2020 and a decrease of 16% from the third quarter of 2019. During the third quarter of 2020, the Company recorded consolidated net income (including non-controlling interest) of $38.8 million, inclusive of a $0.7 million abandonment charge, an increase of 211% from the second quarter of 2020 and a decrease of 19% from the third quarter of 2019. Third quarter 2020 adjusted net income (as defined and reconciled below) was $39.4 million, up 41% from the second quarter of 2020 and down 18% from the third quarter of 2019. Third quarter 2020 Adjusted EBITDA (as defined and reconciled below) was $71.3 million, up 32% from the second quarter of 2020 and up 6% from the third quarter of 2019.

Average produced water gathering and disposal volumes for Q3 2020 were 763 MBbl/d, down 10% from Q3 2019 and down 1% from Q2 2020. Average sourced water volumes were 204 MBbl/d, down 47% from Q3 2019 and up 161% over Q2 2020. Average crude oil gathering volumes were 91 MBbl/d, up 2% over Q3 2019 and flat from Q2 2020. Average gas gathering volumes were 120 BBtu/d, up 31% over Q3 2019 and up 12% over Q2 2020.

Third quarter operated capital expenditures totaled $33.4 million, and aggregate contributions to equity method joint ventures were $23.7 million. Rattler also received proceeds of $9.6 million in distributions from equity method investments.

On July 14, 2020, the Company completed an offering (the “Notes Offering”) of $500.0 million in aggregate principal amount of its 5.625% Senior Notes due 2025. The Company received net proceeds of approximately $489.5 million from the Notes Offering, which were used to pay down borrowings under its revolving credit facility. As of September 30, 2020, the Company had $16.6 million of cash and $515.0 million available under its $600.0 million revolving credit facility.

CASH DISTRIBUTION

On October 29, 2020, the Board of Directors of Rattler's general partner approved a cash distribution for the third quarter of 2020 of $0.20 per common unit, payable on November 23, 2020 to unitholders of record at the close of business on November 16, 2020.

GUIDANCE UPDATE

Below is Rattler's revised guidance for the full year 2020, with distribution guidance updated to reflect the latest base case operating plan.

Rattler Midstream LP Guidance
2020

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal Volumes (MBbl/d)	800 - 900
Sourced Water Volumes (MBbl/d)	150 - 250
Crude Oil Gathering Volumes (MBbl/d)	85 - 95
Gas Gathering Volumes (BBtu/d)	95 - 115

Financial Metrics ($ millions except per unit metrics)
Net Income	$120 - $150
Adjusted EBITDA	$260 - $300
Equity Method Investment EBITDA(b)	$30 - $50
Operated Midstream Capex	$125 - $150
2020 Equity Method Investment Contributions(b)	$85 - $105
Depreciation, Amortization & Accretion	$45 - $60
Distribution per Unit(c)	$1.07
(a)Does not include any volumes from the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures
(b)Includes the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures
(c)Represents distribution paid during calendar year

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the third quarter and full year of 2020 on Thursday, November 5, 2020 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 4374698. A telephonic replay will be available from 12:00 p.m. CT on Thursday, November 5, 2020 through Thursday, November 12, 2020 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 4374698. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a growth-oriented Delaware limited partnership formed in July 2018 by Diamondback Energy, Inc. to own, operate, develop and acquire midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Rattler provides crude oil, natural gas and water-related midstream services to Diamondback under long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding expectations of plans, strategies, objectives and anticipated financial and operating results of Rattler, including Rattler's capital expenditure levels and other guidance discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), Forms 10-Q and 8-K and Annual Report on Form 10-K for the year ended December 31, 2019 which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash	$16,576	$10,633
Accounts receivable—related party	39,560	50,270
Accounts receivable—third party, net	8,138	9,071
Sourced water inventory	9,678	14,325
Other current assets	171	1,428
Total current assets	74,123	85,727
Property, plant and equipment:
Land	85,826	86,072
Property, plant and equipment	1,026,212	930,768
Accumulated depreciation, amortization and accretion	(90,456)	(61,132)
Property, plant and equipment, net	1,021,582	955,708
Right of use assets	738	418
Equity method investments	532,008	479,558
Real estate assets, net	97,815	101,116
Intangible lease assets, net	5,745	8,070
Deferred tax asset	75,255	—
Other assets	4,977	5,796
Total assets	$1,812,243	$1,636,393

Rattler Midstream LP
Condensed Consolidated Balance Sheets - Continued
(unaudited, in thousands, except unit amounts)

	September 30,	December 31,
	2020	2019
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$263	$147
Accrued liabilities	37,265	76,625
Taxes payable	406	189
Short-term lease liability	679	418
Total current liabilities	38,613	77,379
Long-term debt	575,454	424,000
Asset retirement obligations	14,567	11,347
Long-term lease liability	59	—
Deferred income taxes	—	7,827
Total liabilities	628,693	520,553
Commitment and contingencies
Unitholders’ equity:
General partner—Diamondback	919	979
Common units—public (43,996,243 units issued and outstanding as of September 30, 2020 and 43,700,000 units issued and outstanding as of December 31, 2019)	399,080	737,777
Class B units—Diamondback (107,815,152 units issued and outstanding as of September 30, 2020 and as of December 31, 2019)	919	979
Accumulated other comprehensive income (loss)	(223)	(198)
Total Rattler Midstream LP unitholders’ equity	400,695	739,537
Non-controlling interest	783,550	376,928
Non-controlling interest in accumulated other comprehensive loss	(695)	(625)
Total equity	1,183,550	1,115,840
Total liabilities and unitholders’ equity	$1,812,243	$1,636,393

Rattler Midstream LP
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Revenues—related party	$85,846	$104,866	$280,460	$296,508
Revenues—third party	7,229	6,840	23,504	15,405
Rental income—related party	2,282	1,399	5,101	3,370
Rental income—third party	867	1,894	4,653	5,999
Other real estate income—related party	149	111	318	265
Other real estate income—third party	166	305	633	818
Total revenues	96,539	115,415	314,669	322,365
Costs and expenses:
Direct operating expenses	31,173	29,789	101,425	76,381
Cost of goods sold (exclusive of depreciation and amortization)	6,663	17,350	27,368	46,252
Real estate operating expenses	494	742	1,812	1,963
Depreciation, amortization and accretion	10,990	11,736	35,596	31,798
General and administrative expenses	3,140	3,240	11,829	7,677
(Gain) loss on disposal of property, plant and equipment	(16)	—	2,765	(4)
Total costs and expenses	52,444	62,857	180,795	164,067
Income (loss) from operations	44,095	52,558	133,874	158,298
Other income (expense):
Interest income (expense), net	(5,817)	(553)	(10,364)	(638)
Income (loss) from equity method investments	3,369	(631)	(9,910)	(695)
Total other income (expense), net	(2,448)	(1,184)	(20,274)	(1,333)
Net income (loss) before income taxes	41,647	51,374	113,600	156,965
Provision for (benefit from) income taxes	2,851	3,294	7,754	22,850
Net income (loss)	38,796	48,080	105,846	134,115
Less: Net income (loss) before initial public offering	—	—	—	65,995
Net income (loss) subsequent to initial public offering	—	—	—	68,120
Less: Net income (loss) attributable to non-controlling interest	29,578	36,549	80,775	51,786
Net income (loss) attributable to Rattler Midstream LP	$9,218	$11,531	$25,071	$16,334
Net income (loss) attributable to limited partners per common unit:
Basic	$0.20	$0.26	$0.53	$0.37
Diluted	$0.20	$0.26	$0.53	$0.37
Weighted average number of limited partner common units outstanding:
Basic	43,996	43,700	43,837	43,564
Diluted	43,996	44,836	43,837	44,710

Rattler Midstream LP
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended September 30, 2020		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$38,796	$48,080	$105,846	$134,115
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	2,851	3,294	7,754	22,850
Depreciation, amortization and accretion	10,990	11,736	35,596	31,798
Amortization of debt issuance costs	467	—	467	—
(Gain) loss on disposal of property, plant and equipment	(16)	—	2,765	(4)
Unit-based compensation expense	2,216	2,158	6,555	2,989
(Income) loss from equity method investments	(3,369)	631	9,910	695
Changes in operating assets and liabilities:
Accounts receivable—related party	(26,517)	(29,858)	1,649	(45,297)
Accounts receivable—third party	(444)	(1,218)	(314)	(1,045)
Accounts payable, accrued liabilities and taxes payable	18,904	(14,051)	117	30,791
Other	1,632	3,695	7,029	(13,028)
Net cash provided by (used in) operating activities	45,510	24,467	177,374	163,864
Cash flows from investing activities:
Additions to property, plant and equipment	(33,402)	(84,609)	(124,989)	(187,544)
Contributions to equity method investments	(23,719)	(38,721)	(89,751)	(76,141)
Distributions from equity method investments	9,620	—	27,490	—
Proceeds from the sale of fixed assets	—	—	42	18
Net cash provided by (used in) investing activities	(47,501)	(123,330)	(187,208)	(263,667)
Cash flows from financing activities:
Proceeds from senior notes	401,000	—	500,000	—
Proceeds from borrowings from credit facility	179,000	102,000	179,000	112,000
Payments on credit facility	(518,000)	—	(518,000)	(9,000)
Distribution equivalent rights	(524)	—	(1,820)	—
Debt issuance costs	(10,014)	(3,929)	(10,014)	(3,929)
Net proceeds from initial public offering—public	—	(251)	—	719,376
Net proceeds from initial public offering—General Partner	—	—	—	1,000
Net proceeds from initial public offering—Diamondback	—	—	—	999
Units repurchased for tax withholding	—	—	(1,365)	—
Distribution to General Partner	(20)	—	(60)	—
Distribution to public	(12,758)	—	(38,104)	—
Distribution to Diamondback	(31,287)	—	(93,860)	(726,513)
Net cash provided by (used in) financing activities	7,397	97,820	15,777	93,933
Net increase (decrease) in cash	5,406	(1,043)	5,943	(5,870)
Cash at beginning of period	11,170	3,737	10,633	8,564
Cash at end of period	$16,576	$2,694	$16,576	$2,694

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited, in miles)

	As of September 30, 2020
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	108	46	154
Natural gas	155	—	155
Produced water	267	241	508
Sourced water	27	74	101
Total	557	361	918
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of September 30, 2020
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	210,000	65,000	275,000	36%
Natural gas compression (Mcf/d)	151,000	—	151,000	56%
Natural gas gathering (Mcf/d)	170,000	—	170,000	50%
Produced water gathering and disposal (Bbl/d)	1,482,000	1,822,000	3,304,000	23%
Sourced water (Bbl/d)	120,000	455,000	575,000	35%
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Throughput and Volumes
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(throughput)(a)	2020	2019	2020	2019
Crude oil gathering volumes (Bbl/d)	91,090	88,990	93,205	80,594
Natural gas gathering volumes (MMBtu/d)	119,951	91,455	115,089	78,918
Produced water gathering and disposal volumes (Bbl/d)	763,475	845,877	825,254	776,215
Sourced water gathering volumes (Bbl/d)	203,785	384,066	242,710	394,946
(a) Does not include any volumes of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income before income taxes, interest expense, net of amount capitalized, its proportional impairments and abandonments related to equity method investments, non-cash unit-based compensation expense, depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional interest of depreciation and interest expense on its equity method investments and other non-cash transactions. Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA excludes some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The Company does not provide guidance on the reconciling items between forecasted Net Income and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. Rattler provides a range for the forecasts of Net Income and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted Net Income and forecasted Adjusted EBITDA. Therefore, the Company cannot reconcile forecasted Net Income to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$38,796	$48,080	$105,846	$134,115
Interest expense, net of amount capitalized	5,817	553	10,364	638
Depreciation, amortization and accretion	10,990	11,736	35,596	31,798
Depreciation and interest expense related to equity method investments	9,330	1,205	20,340	1,354
Impairments and abandonments related to equity method investments	676	—	16,515	—
Non-cash unit-based compensation expense	2,216	2,158	6,555	2,989
Other non-cash transactions	671	—	3,236	—
Provision for income taxes	2,851	3,294	7,754	22,850
Adjusted EBITDA	71,347	67,026	206,206	193,744
Less: Adjusted EBITDA prior to the IPO	—	—	—	100,743
Adjusted EBITDA subsequent to the IPO	71,347	67,026	206,206	93,001
Less: Adjusted EBITDA attributable to non-controlling interest	50,670	47,694	146,582	66,177
Adjusted EBITDA attributable to Rattler Midstream LP	$20,677	$19,332	$59,624	$26,824

Adjusted net income is a non-GAAP financial measure equal to net income adjusted for impairments and abandonments related to equity method investments and related income tax adjustments. The Partnership's computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

Rattler Midstream LP
Adjusted Net Income
(unaudited, in thousands, except per unit data)

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
	Pre-Tax Amounts	Pre-Tax Amounts
Reconciliation of Net Income to Adjusted Net Income:
Net income	$38,796	$105,846
Impairments and abandonments related to equity method investments	676	16,515
Adjusted income excluding above items	39,472	122,361
Income tax adjustment for above items	(46)	(1,130)
Adjusted net income(1)	39,426	121,231
Less: Adjusted net income attributable to non-controlling interest	30,058	92,504
Adjusted net income attributable to Rattler Midstream LP	$9,368	$28,727

Adjusted net income attributable to limited partners per common unit	$0.20	$0.61

(1) Adjusted net income was equal to net income for the three and nine months ended September 30, 2019.

Investor Contact:
Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.